EXHIBIT 10.3

               LEASE CANCELLATION AND EQUIPMENT SALE AGREEMENT


This Agreement is dated effective this 1st day of May, 1997 between Liberty Capital Corp., a Colorado corporation ("Liberty") and Travis Industries, Inc., a Colorado corporation ("Travis"), pertaining to cancellation of that certain Lease Agreement effective May 1, 1995 between Travis as Lessee and Liberty as Lessor, which Lease Agreement is incorporated herein by reference, and pertaining to the purchase and sale of the equipment subject to such Lease Agreement.

                             RECITALS

I. The Lease Agreement expired on April 30, 1997 with Travis owing $23,200 in back lease payments to Liberty.

II. Travis desires to purchase the equipment subject to the Lease Agreement and to repay back lease payments owed Liberty with common stock of Travis.

III. Liberty is willing to accept payment for the equipment and back lease payments with common stock of Travis.

IV.   The agreed valuation of the equipment is its original cost or $60,800.

V. The parties desire to set forth herein the terms of their agreement concerning cancellation of the Lease Agreement and purchase and sale of the leased equipment.

                                AGREEMENT

IT IS THEREFORE AGREED:

1    Travis agrees to pay $23,200 in back lease payments to Liberty in the form of unregistered Common Stock at the exchange rate of $0.015 per share, or 1,546,666 shares and Liberty agrees to accept payment for such back lease payments in such form, without interest or penalty pursuant to the Lease Agreement.

2    Liberty, in exchange for such payment waives and releases all claims, rights and causes of action it may have against Travis arising under the referenced Lease Agreement and agrees to the cancellation of such Lease Agreement as of May 1, 1997.

3    Travis further agrees to purchase the equipment subject to the Lease
Agreement at an agreed value of $60,800 which is the original purchase price of the equipment by Liberty pursuant to the former equipment lease agreement purchased by Liberty from the original Lessor of the equipment.

4    The purchase price for the equipment shall be paid in the form of unregistered and restricted common stock of Travis valued at $0.015 per share or 4,053,333 shares.

5    Travis and Liberty agree that the equipment is hereby sold "as is" and
"where is" with no express or implied warranty of any kind except that title to the equipment is transferred free and clear of any liens or encumbrances of any nature and free and clear of claims of creditors of Liberty or any party claiming by or through Liberty.

6     The equipment subject to the Lease Agreement being conveyed hereby are listed in the form of Bill of Sale to be executed by the parties contemporaneously with this Agreement, attached hereto as Exhibit "A" and incorporated herein by reference.

7    The parties mutually represent and warrant to each other that the individuals executing this Agreement have due authorization to enter into this Agreement and to bind the respective corporations, their officers, directors and shareholders and that by doing so, they are not violating any express or implied agreement with any third party or agency of the United States government or any states government, nor the corporate laws of their respective states of incorporation, which would serve to invalidate or nullify the terms of this Agreement.

8    The parties agree to cooperate in the preparation, execution and/or filing of such other and further agreements, documents and make any required corporate or other filings necessary to effectuate fully the intent of this Agreement. This shall constitute the entire agreement of the parties hereto, all former oral and written agreements being deemed merged into this Agreement. This Agreement shall be binding upon the officers, directors and shareholders of each respective party, their respective heirs, successors and assigns. This Agreement may be executed in counterparts, each counterpart being deemed one and the same agreement.

DATED EFFECTIVE THIS 1ST DAY OF MAY, 1997, CONFIRMED AND AGREED TO BY THE PARTIES BY THE UNDERSIGNED DULY AUTHORIZED AGENTS FOR THE RESPECTIVE PARTIES.


TRAVIS INDUSTRIES, INC.              LIBERTY CAPITAL CORP.

________________________             ______________________
Stephen E. Cayou, CEO                 Jeffrey R. Skinner VP/Secy

                              BILL OF SALE

The following equipment is sold for value received by Liberty Capital Corp., a Colorado corporation to Travis Industries, Inc., a Colorado corporation on May 1, 1997, pursuant to that certain Lease Cancellation and Equipment Sale Agreement dated effective May 1, 1997, between the parties hereto, as incorporated herein by reference.

1.   One (1) Teaneck Graphics Fast Draw Vacuum System S/N FDVS098546.

2. One (1) W224 Webcom-D Press Model No. 205-624 w/Tint-a-Web and Spare tinting rollers S/N# 189-66 w/Dalgrehn Dampeners, Ink Aggetator & Web Guides, and One (1) GP Tinter Model 25B/5U.

3. One (1) Cheshire Model Labelling Machine (3 pieces) w/Model 539 head & 12' Conveyor - Model 557-4-S/N# 1813; 525 Base

4. One (1) Baum Folder Series 420A Model No. 20x29 w/2 Right Angles, 16 Pager S/N SE3-129 on folder; Two right angles: Model 3RA - 11x20, series 420A - S/N SE 3-128 Model 3RA - 20x20, series 420A - S/N SE 3-127.

5. Plus all attachments, accessories, appurtenances, accessions and substitutions.

LIBERTY CAPITAL CORP., SELLER


By: _________________________
     Jeffrey R. Skinner VP/Secy

TRAVIS INDUSTRIES, INC., BUYER


By: ____________________________-
     Stephen E. Cayou, CEO

                           MODIFICATION AGREEMENT
                                    To
              LEASE CANCELLATION AND EQUIPMENT SALE AGREEMENT
                              Dated May 1, 1997


This Agreement modifies that Lease Cancellation and Equipment Sale Agreement dated May 1, 1997 (the "Agreement") to correct valuation of the equipment transferred from $60,800 to $42,800 to reflect that one piece of equipment subject to the underlying lease referred to in the Agreement had already been sold to the Company and the valuation at fair market value did not reflect the sale of such equipment.

The parties to the referenced agreement agree to modify the consideration paid for such equipment to reflect this change. All other terms of such agreement remain in full force and effect.

Dated this 20th day of March, 1998.

TRAVIS INDUSTRIES, INC.	LIBERTY CAPITAL CORP.


    /S/ Stephen E. Cayou      /s/ Jeffrey R. Skinner
Stephen E. Cayou, CEO		Jeffrey R. Skinner, VP/Secy.